UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

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NOBILITY HOMES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOBILITY HOMES, INC.

Notice and Proxy Statement

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 3, 2023

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of the shareholders of NOBILITY HOMES, INC. will be held on Friday, the 3rd day of March, 2023, at 10:00 A.M. local time, at our executive offices, 3741 S.W. 7th Street, Ocala, Florida.

The meeting will be held for the following purposes:

1.

To elect as directors the four nominees named in the attached proxy statement to serve terms expiring at the annual meeting of shareholders to be held in 2024 and until their successors have been elected and qualified.

2.	To approve an advisory resolution on executive compensation for fiscal year 2022.

3.	To transact such other business as may properly come before the meeting or any adjournment.

To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

Jean Etheredge, Secretary

DATED: February 3, 2023

i

NOBILITY HOMES, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 3, 2023

This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 3, 2023, in connection with the solicitation by our board of directors of proxies to be used at the annual meeting of our shareholders. The meeting will be held at our executive offices, 3741 S.W. 7th Street, Ocala, Florida, at 10:00 A.M. local time, on Friday, March 3, 2023.

If the enclosed form of proxy is executed and returned, you may revoke it at any time if it has not yet been exercised, by delivering a later dated proxy or written notice of revocation to our corporate secretary or by attending the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that you may specifically grant or withhold authority to vote for the election of each director. Our board of directors has designated Terry E. Trexler and Jean Etheredge, and each or either of them, as proxies to vote the shares of common stock solicited on its behalf.

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Directors are elected by a plurality of the votes cast at the meeting, which means that the four nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Shareholders of record at the close of business on January 31, 2023, the record date for the annual meeting, will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of January 31, 2023, we had 3,370,912 shares of common stock outstanding and entitled to vote.

The complete mailing address of our principal executive office is 3741 S.W. 7th Street, Ocala, Florida 34474.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

The following table sets forth, based on 3,370,912 shares of common stock as of January 31, 2023, information as to our common stock owned beneficially, directly or indirectly, (1) by each person who is known by us to own beneficially more than 5% of our outstanding voting securities, (2) by each director and nominee, (3) by each executive officer and (4) by all directors, nominees and executive officers as a group:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)		Percent of Class
Terry E. Trexler(2)	1,782,575	(3)	52.9%
Thomas W. Trexler(2)	421,268	(4)	12.5%
Robert P. Saltsman(5)	2,537		*
Arthur L. Havener, Jr.(6)	—		*
Lynn J. Cramer(2)	2,964		*
Jean Etheredge(2)	46,224	(7)	*
Directors and executive officers (6 persons)	2,255,568		66.9%
5% Shareholders
GAMCO Investors, Inc.(8)	465,044		13.8%

*	Less than 1%
(1)	Unless otherwise noted, information contained in this table is based upon information furnished by the beneficial owners, and all shares are owned directly with sole voting and dispositive power.
(2)	The business address is c/o Nobility Homes, Inc. at 3741 S.W. 7th Street, Ocala, Florida 34474.
(3)	Includes 1,780,535 shares owned by the Terry E. Trexler Revocable Trust for which Mr. Trexler is the sole trustee and 2,040 shares owned through our 401(k) plan.
(4)	Includes 12,399 shares owned through our 401(k) plan.
(5)	Mr. Saltsman’s address is 222 South Pennsylvania Avenue, Suite 200, Winter Park, Florida 32789.
(6)	Mr. Havener’s address is 9825 Sunset Greens Drive, St. Louis, Missouri 63127.
(7)	Includes 2,720 shares owned directly by Ms. Etheredge, 42,111 shares held in trust over which Ms. Etheredge has voting and investment power, and 1,393 shares owned through our 401(k) plan.
(8)

GAMCO Investors, Inc.’s address is One Corporate Center, Rye, New York 10580. Information is based on a report on Schedule 13D/A filed with the SEC on August 15, 2022 by GAMCO Investors, Inc. According to the information provided in the Schedule 13D/A, Mario Gabelli, through various entities which he directly or indirectly controls or which he acts as chief investment officer, has investment control over these shares. Each of these entities has voting and dispositive power over the shares shown as follows:

	Sole Voting and Dispositive Power	Shared Voting and Dispositive Power
Gabelli Funds, LLC	121,557	—
GAMCO Asset Management, Inc.	237,237	—
Teton Advisors, Inc.	106,250	—

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and greater than 10% shareholders to file with the SEC certain reports regarding their beneficial ownership of our common stock. To our knowledge, based solely on a review of SEC filings, we believe that, with respect to fiscal year 2022, all such reports were filed timely, except for the Form 5 filed by Mr. Terry Trexler, which was filed late on January 23, 2023, reporting a gift of shares to his grandchild.

PROPOSAL 1: NOMINATION AND ELECTION OF DIRECTORS

At the annual meeting, four directors will be elected to serve for one year expiring at the annual meeting of shareholders to be held in 2024 and until their successors have been elected and qualified. Your proxy will be voted, unless you withhold authority to do so, for the election as directors of the persons named below, who have been nominated by our current board of directors.

Our bylaws provide that the board of directors shall be made up of no fewer than one nor more than ten directors. The current board of directors has determined that four directors are appropriate for the present time. Proxies cannot be voted for more than four nominees.

Each nominee has consented to being named as such in this proxy statement and is presently available for election. Our board of directors nominated all of the other existing members of our board to stand for re-election at the 2023 meeting.

If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below. Terry E. Trexler is the father of Thomas W. Trexler.

The board of directors recommends a vote “for” the election of each of the following nominees. Proxies solicited by the board of directors will be so voted unless shareholders specify in their proxies a contrary choice.

Name (Age)	Principal Occupation or Employment; Certain Other Directorships	Director Since:
Terry E. Trexler (83)	Mr. Trexler is our chairman of the board, chief executive officer and president for more than five years; Mr. Trexler is also president of TLT, Inc., the general partner of limited partnerships which are developing manufactured housing communities in Central Florida. Mr. Trexler has a long history as the Company’s chief executive officer and extensive experience in the manufactured and modular home industry.	1967

Thomas W. Trexler (59)	Mr. Trexler is our executive vice president and chief financial officer since December 1994; president of Prestige Home Centers, Inc. since June 1995 and president of Mountain Financial, Inc. since August 1992. Mr. Trexler is also vice president of TLT, Inc. since September 1991. Mr. Trexler has extensive experience in the manufactured and modular home industry.	1993

Arthur L. Havener, Jr. (56)	Mr. Havener is and has been since 2007 principal of Stampede Capital LLC, a real estate advisory and investment firm. Prior to forming Stampede Capital LLC, he was a Vice President of A.G. Edwards and Sons Inc., and Head of Real Estate Research from 2002 to 2007. From 2007 to 2009 Mr. Havener served on the Board of Directors of MDC North American Real Estate Fund I, a private real estate equity fund. Until May 2022, Mr. Havener served as Lead Trustee of Boardwalk REIT, a Canadian Real Estate Investment Trust traded on the Toronto Stock Exchange. He currently serves as the Chair of the Audit Committee and a member of the Nominating and Governance Committee of Life Storage, Inc. (NYSE–LSI). Mr. Havener is a graduate of the Director Education Program from the Institute of Corporate Directors.	2019

Robert P. Saltsman (70)	Mr. Saltsman is an attorney in private practice since 1983 and prior to 2017 in private practice as CPA; prior to 1983 Mr. Saltsman was employed as a CPA by Arthur Andersen & Co. in Orlando, Florida. Mr. Saltsman has extensive expertise in accounting.	1988

BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our board of directors is comprised of four members, half of whom are independent directors. Although the Company is currently listed on the OTCQX and not on a national securities exchange, the board of directors has elected to use the NASDAQ definition of independence for determining whether a director or nominee is independent. The board of directors has determined that our non-management directors, Robert Saltsman and Arthur Havener, Jr., are “independent” according to NASDAQ rules. During the fiscal year ended November 5, 2022, the board of directors held four (4) regular meetings. Our non-management directors meet in executive sessions without management on a regular basis. All directors attended all of the meetings of the board of directors and committees of the board on which they served.

Board Role in Risk Oversight

Our board is involved in the oversight of risks that could affect the Company. Although this oversight is conducted in part through the committees of the board as disclosed in the descriptions of the committees below and in the charters of each of the committees, the full board has retained responsibility for the general oversight of risks. The board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Risk Considerations in our Compensation Policies

Our board believes that our compensation policies and practices are reasonable and properly align our employees’ interests with those of our shareholders. The board believes that the fact that incentive compensation for our executive officers and other employees is tied to earnings encourages actions that improve the Company’s profitability over the short and long term. In addition, the compensation committee reviews changes to our compensation policies and practices to ensure that such policies and practices do not encourage our executive officers and other employees to take actions that are likely to result in a material adverse effect on the Company.

Board Committees

Our board of directors has established three standing committees: a compensation committee, an audit committee and a nominating committee. The board of directors has elected to use the NASDAQ definitions of independence with respect to determining independence of members of specific committees. The charter of each committee is available on our website at www.nobilityhomes.com.

Compensation Committee. The compensation committee is presently comprised of Arthur Havener and Robert Saltsman. The compensation committee evaluates the performance of the CEO and other executive officers and recommends to the board of directors the salaries and bonuses, if any, to be paid to the executive officers. The compensation committee met four (4) times during fiscal year 2022.

Audit Committee. The audit committee is presently comprised of Robert Saltsman and Arthur Havener, both of whom are considered independent under current NASDAQ rules. The audit committee has a written charter which establishes the scope of the committee’s responsibilities and how it is to carry out those responsibilities. The audit committee charter charges the committee with overseeing management’s conduct of our financial reporting process, including: (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our external auditors. The audit committee met one (1) time during fiscal year 2022.

The board of directors has determined that Mr. Robert Saltsman is the audit committee financial expert.

Nominating Committee. The board of directors has established a nominating committee comprised of Robert Saltsman and Arthur Havener. The nominating committee will consider suggestions for potential director nominees nominated by our board from many sources, including management and our shareholders. Any such nominations, together with appropriate biographical information, should be submitted to the nominating committee no later than October 6, 2023 by sending a letter to our corporate secretary at 3741 S.W. 7th Street, Ocala, Florida 34474. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder Nomination for Director.” The nominating committee did not meet separately from the board of directors during fiscal year 2022.

In evaluating director nominees, including candidates submitted by shareholders, the nominating committee will consider the candidate’s experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to board duties. The nominating committee will also consider whether a candidate meets the definition of “independent director” under NASDAQ rules. There are no stated minimum criteria for director nominees, and the nominating committee may also consider such other factors as it deems to be in the best interest of Nobility Homes and its shareholders.

EXECUTIVE COMPENSATION

Overview

The compensation committee of our board of directors established, subject to the approval of the full board of directors, the compensation for our chief executive officer and our chief financial officer, who are our only officers whose total compensation for the fiscal year ended November 5, 2022 exceeded $100,000. We refer to these individuals as the “named executive officers.”

Because we are a small company, our compensation committee has sought to avoid the expense of retaining an outside compensation consultant to assist the committee with compensation plan design. The compensation committee takes into consideration recommendations of our CEO for compensation for officers other than our CEO.

Base Salary. The compensation committee sets salary levels for named executive officers so as to reflect the duties and level of responsibilities inherent in their positions and current economic conditions relating to our business. In establishing salary levels, the compensation committee considers the particular qualifications and level of experience of the individual.

At his request, our CEO’s base salary has remained fixed for over twenty five fiscal years because a major incentive for his performance is the value of his substantial stock ownership in Nobility Homes. Our CFO receives the same base salary as our CEO. We have not increased our CFO’s base salary since 2005.

Quarterly Incentive Bonuses. We provide certain employees, including the named executive officers, the opportunity to earn a quarterly incentive bonus based on an evaluation of the employee’s individual performance and our performance. The bonus pool is based on a specified percentage of earnings before interest and taxes for the quarter. The bonus pool is divided among eligible employees on a discretionary basis. In considering bonuses for named executive officers other than the CEO, the compensation committee consults with our chairman and CEO regarding instances of exceptional effort demonstrated by an employee. No named executive officer is automatically entitled to a bonus or a bonus in any particular amount.

Change of Control/Severance Arrangements. None of the company’s executive officers have any employment agreements or change of control/severance agreements.

Summary Compensation Table

For Fiscal Years Ended November 5, 2022 and November 6, 2021

The following table provides information about all compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended November 5, 2022 and November 6, 2021.

Name and Principal Positions	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Terry E. Trexler	2022	$93,500	$220,000	$—	$19,975	(1)	$333,475
President, Chief Executive Officer	2021	$93,500	$200,000	$—	$19,975	(1)	$313,475
Thomas W. Trexler	2022	$93,500	$220,000	$—	$16,220	(2)	$329,720
Executive Vice President and Chief Financial Officer	2021	$93,500	$200,000	$—	$16,220	(2)	$309,720

(1)

All other compensation for Mr. Terry E. Trexler for fiscal years 2022 and 2021 includes $19,975 in annual insurance premiums paid or accrued by us on two term life insurance policies on the life of Mr. Terry E. Trexler. In the event of Mr. Trexler’s death, the proceeds will be paid to Mr. Trexler’s designated beneficiaries.

(2)

All other compensation for Mr. Thomas W. Trexler for fiscal years 2022 and 2021 includes $16,220 in annual insurance premiums paid or accrued by us for an insurance policy on the life of Mr. Thomas W. Trexler. In the event of Mr. Trexler’s death, the proceeds will be paid to Mr. Trexler’s designated beneficiaries.

We did not grant any stock options, restricted stock awards or other equity-based awards to the named executive officers during fiscal year 2022. No equity awards vested for our named executive officers during fiscal 2022. Our named executive officers did not exercise any stock options during fiscal year 2022 nor did they hold any stock options or other equity awards as of the end of fiscal year 2022.

Independent Director Compensation

For Fiscal Year Ended November 5, 2022

The following table summarizes compensation paid to independent directors for the fiscal year ended November 5, 2022. Directors who are not employees of Nobility Homes received a fee of $3,000 per board meeting. The chairman of the Audit Committee received an additional $1,250 per board meeting. Mr. Havener received an additional $5,672 for travel expenses and costs associated with attending the board meetings. We do not provide our independent directors with any compensation, equity awards or other benefits other than cash fees. No directors hold any stock options or other awards under our stock option plan.

Name	Total Fees Earned or Paid in Cash
Arthur Havener	$17,627
Robert P. Saltsman	$17,000

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the board of directors in its oversight of management’s conduct of our financial reporting process. The audit committee is presently comprised of Robert Saltsman and Arthur Havener, each of whom is “independent” under NASDAQ rules. For the fiscal year ended November 5, 2022 the audit committee:

•	Reviewed and discussed our fiscal 2022 audited financial statements with management and representatives of Daszkal Bolton LLP, our independent public accountants (“Daszkal”);

•

Received the written disclosures and the letter from Daszkal mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with Daszkal its independence; and

•

Based on the foregoing review, discussions and disclosures, recommended to the board of directors that our audited financial statements for the fiscal year ended November 5, 2022 be included in our annual report on Form 10-K for the fiscal year.

Robert Saltsman, Chairman

Arthur Havener

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 20, 2018, the audit committee of the board of directors of the Company retained the independent accounting firm of Daszkal to serve as its independent certified public accounting firm effective immediately.

The following table provides information relating to the fees that Daszkal will bill to us for the fiscal years ended November 5, 2022 and November 6, 2021.

	Audit Fees(1)	Tax Fees	All Other Fees	Total Fees
Fiscal Year 2022	$84,800	$0	$0	$84,800
Fiscal Year 2021	$80,000	$0	$0	$80,000

(1)	Audit fees include all fees for services in connection with the annual audit of our financial statements and review of our quarterly financial statements.

All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s 2022 executive compensation as reported in this proxy statement. Although this advisory vote is non-binding, our board and compensation committee will review the voting results.

We urge shareholders to read the section “Executive Compensation” beginning on page 6 of this proxy statement, including the Summary Compensation Table included therein, which provides detailed information on the compensation of our named executive officers.

Our board of directors proposes that you indicate your support for our compensation philosophy, policies, and procedures and their implementation in fiscal year 2022 as described in the “Executive Compensation” section of this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FOLLOWING ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION:

RESOLVED, that the shareholders of Nobility Homes, Inc. (the “Company”) approve the 2022 compensation of the Company’s named executive officers as described in this proxy statement under the heading “Executive Compensation.”

CERTAIN TRANSACTIONS

Our chairman and chief executive officer owns a 54.6% interest and our executive vice president owns 23% interest in Walden Woods South. Walden Woods South owns a manufactured home retirement community in Homosassa, Florida. We sell homes to Walden Woods South for display in the community and have provided Walden Woods South with a line of floor plan financing for these homes. During fiscal year 2022 and fiscal year 2021, we sold 21 homes for an aggregated price of $1.6 million and 22 homes for an aggregate price of $1.3 million respectively, to Walden Woods South. The highest amount outstanding under the floor plan financing during 2022 was $1.1 million on March 31, 2022; and the highest amount outstanding under the floor plan financing during 2021 was $1.6 million on January 31, 2021. Advances under the floor plan arrangement do not bear interest.

On April 8, 2022, the Company repurchased 100,000 shares of common stock from our Chief Executive Officer, Terry Trexler, for an aggregate purchase price of $3.3 million.

SHAREHOLDER PROPOSALS AND

COMMUNICATION WITH THE BOARD OF DIRECTORS

Any shareholder desiring to present a proposal to be included in our proxy statement for the next annual meeting of shareholders should submit a written copy of such proposal to our principal offices no later than October 6, 2023, which is 120 calendar days prior to the anniversary of this year’s mailing date. The proposal, including any accompanying supporting statement, may not exceed 500 words. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at our annual meeting in the year 2024 or to nominate one or more directors and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance written notice to us prior to the deadline for such meeting determined in accordance with our bylaws. In general, our bylaws provide that such notice should be received at our principal offices by close of business no fewer than 120 days prior to the first anniversary of the preceding year’s annual meeting, proxy statement meeting dates, except in certain circumstances. For purposes of our 2024 annual meeting, such notice must be received no later than the close of business on October 6, 2023.

Proposals should be submitted by certified mail, return receipt requested.

Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to our corporate secretary at 3741 S.W. 7th Street, Ocala, Florida 34474. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. Our corporate secretary will make copies of all such letters and circulate them to the appropriate director or directors.

We do not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, we anticipate that directors will attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All directors attended the 2022 annual meeting of shareholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS

A copy of our annual report for the fiscal year ended November 5, 2022 accompanies this proxy statement. The proxy statement and our annual report to shareholders are also available online at: www.nobilityhomes.com. A shareholder who would like to obtain an additional copy of the proxy statement or annual report may obtain one by (i) writing to our corporate secretary at 3741 S.W. 7th Street, Ocala, Florida 34474; (ii) by calling our corporate secretary at the following toll-free number 1-800-476-6624, extension 121; or (iii) by downloading a copy at www.nobilityhomes.com. A shareholder who would like to obtain directions to the annual meeting may (i) write to our corporate secretary at the address above or (ii) call the corporate secretary at the toll-free number listed above.

OTHER MATTERS

Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by us. We do not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

Please specify your choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. A prompt response is helpful. Your cooperation will be appreciated.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above NOBILITY HOMES, INC. Use the Internet to transmit your voting instructions and for electronic delivery of C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting P.O. BOX 1342 BRENTWOOD, NY 11717 date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01) Terry E. Trexler 02) Thomas W. Trexler 03) Arthur L. Havener, Jr. 04) Robert P. Saltsman The Board of Directors recommends you vote FOR proposal 2: For Against Abstain 2. To approve an advisory resolution on executive compensation for fiscal year 2022. 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. . 3 . 0 . 0 R1 1 _ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 0000587748 partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com REVOCABLE PROXY NOBILITY HOMES, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders March 3, 2023 The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement appoints Terry E. Trexler and Jean Etheredge, and each or either of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of common stock of Nobility Homes, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on March 3, 2023 and at any and all adjournments thereof, in the manner specified. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The board of directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein. . 3 . 0 . 0 R1 _ 2 0000587748 Continued and to be signed on reverse side